FIRST AMENDMENT AGREEMENT

FOR SERVICES AGREEMENT BETWEEN QRONS AND ASI

This first amendment agreement (this "Amendment Agreement") is entered into as of April 12, 2018 (the "Amendment Effective Date"), by and between Qrons Inc., a company formed under the laws of Wyoming, USA, having a place of business at  1900 Purdy Avenue, #1907, Miami Beach, Florida ("Company") and Ariel Scientific Innovations, Ltd. ("ASI"), a company formed under the laws of the State Israel, having a place of business at Ariel University, Ariel. Company and ASI shall be referred to together in this Amendment Agreement as "the Parties".

WHEREAS, ASI and Company are parties to a certain services agreement dated December 14, 2017 (the "Services Agreement"); and

WHEREAS, Pursuant to the provisions of Section 3 and Exhibit B of the Services Agreement, the fees for the "Services" as defined in the Services Agreement were fixed at $34,500; and

WHEREAS, during the performance of the Services, it has been found necessary to increase the fees, the Parties wish to modify the fees to be paid all in accordance with and subject to the terms of the Services Agreement as amended pursuant to this Amendment Agreement;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.  All terms used in this Amendment Agreement (including the preamble) with an initial capital letter shall have the meanings ascribed to them in the Services Agreement, unless otherwised specified herein.

2. Additional  Fees for the Services.

2.1 The Fees as defined in Section 3 of the Services Agreement is hereby amended to include the following:  At the end of each month during the Service Period commencing on March 31, 2018, ASI will issue an invoice to the Company reflecting additional costs incurred at the request of the Company for that month up to a maximum of NIS 8,000. Such invoice will be paid by the Company within 15 days of receipt. For avoidance of doubt, it is clarified that any such  additional costs shall have  no effect on the fees specified in the Service Agreement.

2.2 Except as provided herein,  the terms and conditions of the Services Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be executed by their duly authorized representatives as of the date first written above.

Ariel Scientific Innovations, Ltd.	Qrons Inc.
By:/s/Larry Loev	By:/s/Jonah Meer
Name: Larry Loev	Name: Jonah Meer
Title: CEO	Title: CEO